Marathon Petroleum Corp. Names Maryann T. Mannen as Chief Financial Officer

FINDLAY, Ohio, Jan. 13, 2021 – Marathon Petroleum Corporation (NYSE: MPC) today announced that Maryann T. Mannen will join the company as Executive Vice President and Chief Financial Officer effective January 25. Ms. Mannen will succeed retiring CFO Donald C. Templin.

“Having spent nearly a decade as CFO in the energy services and manufacturing sectors, Maryann brings the financial acumen and strategic leadership experience critical for delivering our business transformation objectives, including strict capital discipline and overall expense management to lower our cost structure,” said President and Chief Executive Officer Michael J. Hennigan. “I’m excited for the perspective and business insights Maryann will add to our executive team, as we work together to continue strengthening our financial and competitive positions.”

Since 2017, Ms. Mannen has served as Executive Vice President and Chief Financial Officer of TechnipFMC, a leading global engineering services and energy technology company incorporated in the United Kingdom and headquartered in Paris and Houston, with listings on the NYSE and Euronext Paris. From 2011 to 2017, she was Chief Financial Officer at FMC Technologies, prior to its merger with Technip SA, which Ms. Mannen played a key role in negotiating and executing. Before that, she served as the company’s Deputy Chief Financial Officer and Treasurer from 2010 to 2011 and Vice President of Administration from 2007 to 2010. Prior to joining FMC Technologies in 1986, Ms. Mannen was Finance Manager for Sheller-Globe Corporation.

Ms. Mannen holds a bachelor’s degree in accounting and a master of business administration degree from Rider University. She is a member of the Owens Corning board of directors and has served as the audit committee chair since 2019.

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About Marathon Petroleum Corporation
Marathon Petroleum Corporation (MPC) is a leading, integrated, downstream energy company headquartered in Findlay, Ohio. The company operates the nation's largest refining system. MPC's marketing system includes branded locations across the United States, including Marathon brand retail outlets. Speedway LLC, an MPC subsidiary, owns and operates retail convenience stores across the United States. MPC also owns the general partner and majority limited partner interest in MPLX LP, a midstream company that owns and operates gathering, processing, and fractionation assets, as well as crude oil and light product transportation and logistics infrastructure. More information is available at www.marathonpetroleum.com.

Investor Relations Contact: (419) 421-2071
Kristina Kazarian, Vice President, Investor Relations

Media Contact:
Jamal Kheiry, Manager, Corporate Communications (419) 421-3312

Forward-Looking Statements
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that convey the uncertainty of future events or outcomes. Such forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond the company's control and are difficult to predict. We have based our forward-looking statements on our current expectations, estimates and projections about our industry and our company. We caution that these statements are not guarantees of future performance and you should not rely unduly on them, as they involve risks, uncertainties and assumptions that we cannot predict and many of which are beyond our control. Accordingly, our actual results may differ materially from the future performance that we have expressed or forecast in our forward-looking statements. In accordance with "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, we have included in MPC's Form 10-K for the year ended Dec. 31, 2019, Forms 10-Q and other SEC filings, cautionary language identifying important factors, though not necessarily all such factors, that could cause future outcomes to differ materially from those set forth in the forward-looking statements. Copies of MPC's Form 10-K, Forms 10-Q and other SEC filings are available on the SEC’s website, MPC's website at https://www.marathonpetroleum.com/Investors/ or by contacting MPC's Investor Relations office.